EXHIBIT 4.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED ____________ , 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT, BY CALLING (212) 845-3324.

Legend International Holdings, Inc.
Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of
Common Stock, Par Value $0.001 per share, of Legend International Holdings, Inc.

Subscription Price: $0.05 per full share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
5:00 P.M., NEW YORK CITY TIME, ON _________________, 2013

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. The Rights entitle the holder thereof to subscribe for and purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of Legend International Holdings, Inc., a Delaware corporation (the “Company”), at a subscription price of $0.05 per full share, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.

Each Right includes a subscription privilege. Under the subscription privilege, for each share of common stock owned as of the record date of the Rights Offering, the holder hereof is entitled to purchase one (1) share of Common Stock at the subscription price of $0.05 per full share.

The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions contained herein.

This Non-Transferable Subscription Rights Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, the Subscription Agent. Witness the seal of Legend International Holdings, Inc. and the signatures of its duly authorized officers:

DATED: _______________________, 2013

President and Chief Executive Officer	Secretary

EXHIBIT 4.1

DELIVERY OPTIONS FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Deliver other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand or overnight courier or first class mail:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY, 10004
USA

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 – EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to your subscription privilege, please complete lines (a) and (b) and sign under Form 3. If you do not indicate the number of Rights being exercised, or if you do not forward the full subscription payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

(a) EXERCISE OF SUBSCRIPTION PRIVILEGE:

I apply for shares x $0.05 = $
(no. of new shares) (subscription price) (amount enclosed)

 (b) PAYMENT:

Total Amount of Payment Enclosed = $

Method of Payment:

All payments must be made in U.S. dollars by cashier’s or certified check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company. (acting as Subscription Agent for Legend International Holdings, Inc.)”. The Subscription Agent will not accept payment by any other means.

FORM 2 – DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

_________________________________________
_________________________________________
_________________________________________

EXHIBIT 4.1

FORM 3 – SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature(s): _________________________________________

Signature(s): _________________________________________

Date: _________________________________________

Daytime Telephone Number: _________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 – SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

THE RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

FOR INSTRUCTIONS ON THE USE OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT, AT (212) 845-3324. THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON _______________, 2013, AND THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.